UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 16, 2008
NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio		43017

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 16, 2008, Neoprobe Corporation (“Neoprobe”) and Platinum-Montaur Life Sciences, LLC (the “Purchaser”), entered into an Amendment and Waiver for Securities Purchase Agreement (the “Amendment and Waiver”) pursuant to which: (1) the Purchaser agreed to waive certain conditions precedent to the “Second Closing” described in Section 2.2(b) of the Securities Purchase Agreement, dated as of December 26, 2007, by and between Neoprobe and the Purchaser (the “Purchase Agreement”), and as set forth in Section 6.2(i) of the Purchase Agreement; and (2) Neoprobe and the Purchaser agreed that the “Second Closing” would take place on April 16, 2008. In connection with the Second Closing, Neoprobe issued the Purchaser: (1) a 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011 (the “Series B Note”); and (2) a five-year warrant to purchase 8,333,333 shares of Neoprobe’s common stock, par value $.001 per share (“Common Stock”), at an exercise price of $0.46 per share (the “Series X Warrant”). The Series B Note bears interest at a rate per annum equal to 10%, and is convertible at the option of the Purchaser into Common Stock at a price of $0.36 per share.
     Pursuant to the terms of the Amendment and Waiver, Neoprobe and the Purchaser also agreed to: (1) waive the provisions of Section 2.1(b) of the Purchase Agreement which provided for the establishment of the conversion price of the Series B Note and the exercise price of the Series X Warrant as set forth in the forms attached as Exhibit H and Exhibit J to the Purchase Agreement; (2) fix the conversion price of the Series B Note and the exercise price of the Series X Warrant as set forth in the final forms attached as Exhibit A and Exhibit B to the Amendment and Waiver; and (3) amend the conditions precedent to the “Third Closing” described in Section 2.2(c) of the Purchase Agreement.
     In connection with the Second Closing, Neoprobe and the Purchaser also entered into a Second Amendment, effective April 16, 2008 (the “Registration Rights Amendment”), to the Registration Rights Agreement between Neoprobe and the Purchaser, dated December 26, 2007, as amended by the Amendment to Registration Rights Agreement, dated February 7, 2008. Pursuant to the terms of the Registration Rights Amendment, Neoprobe agreed to file a registration statement with the United States Securities and Exchange Commission (the “Commission”) on or before May 1, 2008, providing for the resale of: (i) the shares of Common Stock issuable upon conversion of the Series B Note; (ii) the shares of Common Stock issuable upon exercise of the Series X Warrant and the Series W Warrant for the purchase 6,000,000 shares of Common Stock, at an exercise price of $0.32 per share, issued to the Purchaser pursuant to the Purchase Agreement (the “Series W Warrant”); and (iii) 3,500,000 shares of Common Stock issuable as interest on the Series B Note, and the 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Series A Note”), issued to the Purchaser pursuant to the Purchase Agreement. Additionally, the Registration Rights Amendment provides that (1) within thirty-five (35) days following the “Third Closing Date” (as that term is defined in the Purchase Agreement) Neoprobe shall prepare and file with the Commission an additional registration statement providing for the resale of: (i) the shares of Common Stock issuable upon the conversion of the 8% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) issued to the Purchaser pursuant to the Purchase Agreement; (ii) the shares of Common Stock issuable upon exercise of the Series Y Warrant issued to the Purchaser pursuant to the Purchase Agreement; and (iii) shares of Common Stock issuable as dividends on the Preferred Stock; and (2) within thirty-five (35) days of receipt of the written request of the Purchaser therefore, Neoprobe shall prepare and file with the Commission an additional registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of the Series A Note.
     On April 16, 2008, Neoprobe and the Purchaser also entered into a Second Amendment to 10% Series A Senior Secured Convertible Promissory Note (the “Series A Note Amendment”) which amends the description of the event of default contained in Section 2.1(j) of the original Series A Note for consistency with the description of the “Events of Default” contained in the amended form of Series B Note.
     The foregoing description of the terms of the Amendment and Waiver, the Series B Note, the Series X Warrant, the Amended Registration Rights Amendment, and the Series A Note Amendment (collectively, the “Second Closing Documents”), is qualified in its entirety by reference to the full text of each of the Second Closing Documents, copies of which are included as Exhibits to this Report.
Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The contents of Item 1.01 are incorporated by reference into this item.
Item 3.02. Unregistered Sale of Equity Securities.
     The contents of Item 1.01 are incorporated by reference into this item. The Series B Note and Series X Warrant were offered and sold to the Purchaser in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D and was fully informed regarding the investments. In addition, neither Neoprobe nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. Neoprobe agreed to pay an investment banking firm, WBB Securities Ltd., a fee of six percent (6%) of the gross proceeds received by Neoprobe in connection with the transaction.

Item 8.01.   Other Events.
     On April 16, 2008, Neoprobe issued a press release announcing that it has been informed by the United States Food and Drug Administration (the “FDA”) of the FDA’s agreement with its plan to commence patient enrollment in a Phase 3 multi-center clinical study to evaluate Lymphoseek®, a lymphatic tissue targeting agent being developed by Neoprobe. The agreement for Neoprobe to commence enrollment follows the FDA’s review of Neoprobe’s response to information requested by the FDA related to prior submissions by Neoprobe regarding the chemistry, manufacturing, control and prior clinical testing of Lymphoseek. Neoprobe intends to enroll approximately two hundred (200) patients at up to twenty-five cancer treatment centers in the United States and Europe under the amended Phase 3 protocol. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Neoprobe issued an additional press release on April 16, 2008, announcing that concurrent with the authorization by the FDA to commence patient enrollment in a Phase 3 multi-center clinical study of Lymphoseek, Neoprobe had completed the second closing of $3,000,000 in financing committed to by Platinum-Montaur Life Sciences, LLC, in December of 2007. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Amendment and Waiver for Securities Purchase Agreement, dated April 16, 2008, between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

10.2	Second Amendment to Registration Rights Agreement, dated April 16, 2008, between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

10.3	Neoprobe Corporation 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011.

10.4	Series X Warrant to Purchase Shares of Common Stock of Neoprobe Corporation.

10.5	Second Amendment to 10% Series A Senior Secured Convertible Promissory Note, dated April 16, 2008, between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

99.1	Neoprobe Corporation press release dated April 16, 2008, entitled “Neoprobe Receives Regulatory Clearance for Lymphoseek Clinical Study.”

99.2	Neoprobe Corporation press release dated April 16, 2008, entitled “Neoprobe Receives $3 Million In Clinical Funding.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Neoprobe	Corporation

Date: April 18, 2008	By:	/s/ Brent L. Larson Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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